As filed with the Securities and Exchange Commission on May 22, 1996
                                                      Registration No.333-____

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 ------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------

                               HFS INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                      22-3059335
  (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)


                              339 JEFFERSON ROAD
                         PARSIPPANY, NEW JERSEY 07054
                                (201) 428-9700
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 ------------
                            JAMES E. BUCKMAN, ESQ.
                              339 JEFFERSON ROAD
                         PARSIPPANY, NEW JERSEY 07054
                                (201) 428-9700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 ------------
                                  COPIES TO:
                            VINCENT J. PISANO, ESQ.
                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                               919 THIRD AVENUE
                              NEW YORK, NY 10022
                                (212) 735-3000
                                 ------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS.

         IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [X] 333-3276

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                        CALCULATION OF REGISTRATION FEE


======================================================================================================================
                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT
        TITLE OF SHARES             AMOUNT TO BE      AGGREGATE PRICE         AGGREGATE                OF
        TO BE REGISTERED             REGISTERED         PER UNIT(1)       OFFERING PRICE(1)    REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
Debt Securities(2).............
Common Stock, $.01               $200,000,000(3)         100%           $200,000,000(3)(4)       $68,966(5)
par value......................
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) of the rules and regulations under the Securities Act of 1933.
(2) Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion or exchange of any of the Debt Securities that provide for conversion or exchange for shares of Common Stock.
(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at original issue discount, and the amount computed pursuant to Rule 457(i) for any Common Stock.
(4) No separate consideration will be received for Common Stock issuable upon conversion or exchange of the Debt Securities.
(5) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

                             EXPLANATORY STATEMENT

      This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended. The contents of Registration Statement No. 333-3276, including any prospectuses and prospectus supplements filed pursuant thereto in accordance with Rule 424 promulgated under said Securities Act, are hereby incorporated herein by reference.

                                  SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT, OR AMENDMENTS THERETO, TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PARSIPPANY, STATE OF NEW JERSEY, ON MAY 21, 1996.

                                          HFS INCORPORATED



                                          By: /s/ Henry R. Silverman
                                              -----------------------------
                                              Henry R. Silverman
                                              Chairman of the Board and
                                              Chief Executive Officer

         KNOW ALL THOSE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Henry R. Silverman, Stephen P. Holmes and James E. Buckman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully, do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT, OR AMENDMENTS THERETO, HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


Signature                                     Title                                      Date
- ---------                                     -----                                      ----

/s/ Henry R. Silverman      Chairman of the Board, Chief Executive Officer and        May 21, 1996
- --------------------------  Director (Principal Executive Officer)
(Henry R. Silverman)

/s/  John D. Snodgrass      President, Chief Operating Officer and Director           May 21, 1996
- --------------------------
(John D. Snodgrass)

/s/ Stephen P. Holmes       Executive Vice President, Chief Financial Officer,        May 21, 1996
- -------------------------   Treasurer and Director (Principal Financial Officer
(Stephen P. Holmes)         and Principal Accounting Officer)

/s/ James E. Buckman        Executive Vice President, General Counsel and             May 21, 1996
- -------------------------   Director
(James E. Buckman)

/s/ Robert F. Smith         Director                                                  May 21, 1996
- -------------------------
(Robert F. Smith)

/s/ Leonard Schutzman       Director                                                  May 21, 1996
- -------------------------
(Leonard Schutzman)

/s/ Martin L. Edelman       Director                                                  May 21, 1996
- -------------------------
(Martin L. Edelman)

/s/ Robert W. Pittman       Director                                                  May 21, 1996
- -------------------------
(Robert W. Pittman)

/s/ Roger J. Stone, Jr.     Director                                                  May 21, 1996
- -------------------------
(Roger J. Stone, Jr.)

/s/ Robert E. Nederlander   Director                                                  May 21, 1996
- -------------------------
(Robert E. Nederlander)


                                 EXHIBIT INDEX



Exhibit No.    Description                                                                             Page No.
- ----------     -----------                                                                             -------

 5.1           Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the securities being offered hereby.
23.1           Consent of Deloitte & Touche LLP relating to the financial statements of HFS
               Incorporated.
23.2           Consent of Deloitte & Touche LLP relating to the financial statements of Century 21
               Real Estate Corporation.
23.3           Consent of Deloitte & Touche LLP relating to the financial statements of Century 21
               Real Estate of Mid-Atlantic States, Inc.
23.4           Consent of Toback CPAs, P.C. relating to the financial statements of Century 21 of
               Southwest, Inc.
23.5           Consent of Woolard, Krajnik & Company relating to the financial statements of
               Century 21 of Eastern Pennsylvania, Inc.
23.6           Consent of Beers & Cutler PLLC relating to the financial statements of Century 21 Real
               Estate of the Mid-Atlantic States, Inc.
23.7           Consent of White, Nelson & Co. LLP relating to the financial statements of Century
               21 Region V, Inc.
23.8           Consent of Ernst & Young LLP relating to the financial statements of Electronic
               Realty Associates, Inc. and Electronic Realty Associates, L.P.
23.9           Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1).
23.10          Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell
               Banker Corporation.
23.11          Consent of Deloitte & Touche LLP related to the Financial Statements of Coldwell
               Banker Corporation (Fomerly Coldwell Banker Residential Holding Company)